NEITHER THIS OPTION AGREEMENT NOR THE SHARES ISSUABLE
BY COMPREHENSIVE CARE CORPORATION (THE "COMPANY) UPON
EXERCISE HEREOF, HAVE BEEN OR WILL BE REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
SECURITIES LAWS OF ANY STATE, AND THIS OPTION IS BEING
ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE
REGISTRATION REQUIREMENTS ARISING THEREUNDER, AND MAY
NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR
OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH ALL
APPLICABLE STATE AND FEDERAL SECURITIES LAWS AND UPON
FURNISHING THE COMPANY AN OPINION OF COUNSEL, THAT THE
PROPOSED TRANSFER WOULD BE IN COMPLIANCE WITH ALL
APPLICABLE STATE AND FEDERAL SECURITIES LAWS.  ANY
DOCUMENTS EVIDENCING THIS SECURITY, INCLUDING STOCK
CERTIFICATES EVIDENCING THE UNDERLYING SHARES, WILL
CONTAIN A SIMILAR LEGEND.  THE COMPANY SHALL PLACE
NOTATIONS WITH RESPECT TO THESE RESTRICTIONS ON ITS
SECURITIES RECORDS AND SHALL INFORM THE TRANSFER AGENT,
OF SUCH RESTRICTIONS.


          NON-QUALIFIED STOCK OPTION AGREEMENT


          This Option Agreement ("Agreement") is made effective as of February 2, 1993 ("Option Grant Date"), by and between Comprehensive Care Corporation, a Delaware corporation, ("Company") and Fred C. Follmer
("Optionee").

          In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as set forth below.

          1.     The Option.  Optionee may, at
Optionee's option and on the terms and conditions set forth herein, purchase all or any part of an aggregate of 500,000 shares of common stock at the price per share of $1.00, $1.50, $2.00 and $2.00, vesting at the rate of twenty-five percent, at the end of the first year and at the end of each year thereafter at the rate of twenty-five percent ("Option") pursuant to Exhibit
A.

          2.     Vesting and Exercisability of Option.
Subject to the limitations set forth herein, the option granted shall vest and be exercisable in accordance with the following rules:
                A.     General.  Subject to the other
provisions of this Section 2, Option shall vest and become exercisable at such times and in such installments as set forth in Section 1. Unless otherwise provided in this Section 2, the Option may be exercised when the installments accrue and at any time thereafter until, and including, the day before the Termination Date (as defined below). Option shall remain exercisable until the Termination Date, notwithstanding the subsequent grant of additional options with different start or termination dates.
Optionee acknowledges that Optionee has no right whatsoever to exercise the Option granted hereunder with respect to any share covered by an installment until such installment accrues as provided in Section
1.

               B.     Termination of Option.  All
installments of the Option shall expire and terminate on February 1, 2003 ("Termination Date").

               C.     Termination of Employment.  In
the event that the employment of the Optionee is terminated for any reason, any installments under the option held by such Optionee which have not accrued as of the employment termination date shall expire and become unexercisable as of the employment termination date. In the event that Optionee's employment with the Company is terminated "for cause", then the option granted hereunder to such terminated Optionee, whether vested or not, shall expire and become unexercisable as of the effective date of the termination of employment of the Optionee. All accrued installments as of the employment termination date shall remain exercisable for three (3) months following the employment termination date.

          3.     Exercise of Option.  The Option may be
exercised in accordance with this Section as to all or any portion of the Shares covered by an accrued installment of the Option from time to time during the applicable option period, except that the Option shall not be exercisable with respect to fractions of a Share. The Option may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 4. The Option shall be deemed exercised when such written notice of exercise has been received by the Company. No Shares shall be issued until full payment has been made and the Optionee has satisfied such other conditions as may be required by applicable law, rules, or regulations, or as may be adopted or imposed by the Company. Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued.

          4.     Payment of Option Exercise Price.
Except as otherwise provided in this Section, the entire option exercise price shall be paid at the time the option is exercised by cashier's check or such other means as deemed acceptable by the Company.

          5.     Option Not Transferable.  The Option
granted under this Agreement may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner.

          6.     Restrictions on Issuance of Shares.

               A.     No Shares shall be issued or
delivered upon exercise unless and until there shall have been compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any national securities exchange on which Shares are then listed, and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations, or approvals necessary for the lawful issuance and sale of any Shares hereunder on terms deemed reasonable by the Company shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite permits, authorizations, or approvals shall not have been obtained.

               B.     As a condition to the granting or
exercise of the Option, the Company may require the person receiving or exercising such option to make any representation and/or warranty to the Company as may be required under any applicable law or regulation, including but not limited to a representation that the Option and/or Shares are being acquired only for investment and without any present intention to sell or distribute each Option and/or Shares if such representation is required under the Securities Act of 1933 or any other applicable law, rule, or regulation.

          7.     Taxes.  On the Exercise Date, the
Optionee must pay to the Company the amount of the federal, state and local tax withholding obligation arising from the exercise of the Option;
               A.     in cash equal to the minimum
withholding;

               B.     if the Exercise Price for the
Option Shares is paid by a broker, dealer or other
"creditor" (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) with the Optionee making a Tax Withholding Election to have such broker, dealer or other "creditor" deliver to the Company cash in the amount of tax withholding due after the Optionee has delivered to the Company instructions acceptable to the Company regarding the delivery of the number of Option Shares being exercised to such broker, dealer or other "creditor".

          8.     Legends on Option and Stock
Certificates. Each certificate representing Shares acquired upon exercise of the option shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the certificate. The determination of which legends, if any, shall be placed upon said Shares shall be made by the Company in its sole discretion and such decision shall be final and binding.

          9.     Certain Representations and
Warranties. Executive expressly acknowledges, represents and agrees:

               A.     Optionee understands that the
option is not issued under the Company's existing stock option plans.

               B.     That the Shares are not now
registered under applicable securities laws or listed on any national securities exchange, and that the Company may require, as a condition to the granting or exercise of the Option, that the person receiving or exercising the option must make such representations or warranties to the Company as may be required under applicable law or regulation, including but not limited to a representation that the Option and/or Shares are being acquired only for investment and without any present intention to sell or distribute such Option or Shares.

               C.     That Optionee understands that
the existence and execution of this Agreement is not sufficient by itself to cause any exercise of the Option.
               D.     That Optionee is a person subject
to the provisions of Section 16 of the Securities
Exchange Act of 1934, and Optionee has been advised to consult with a competent federal securities law advisor as to the reporting obligations or potential liability for short swing profits under Section 16 with respect to the granting, investing and exercise of the Option.

               E.     Nothing in this Agreement shall
be construed to create any contract of employment between the Company and the Optionee or confer upon Optionee any right to continue in the employment of the Company. The Company shall have the right to deal with Optionee in the same manner as if this Agreement did not exist including without limitation the hiring, discharge, compensation and conditions of employment of Optionee.

          10.     Agreement Binding on Successors.  The
terms of this Agreement shall be binding upon the executors, administrators, heir and successors of Optionee and Optionee may not transfer or assign this Agreement, except in compliance with all applicable state and federal securities laws and upon furnishing the Company an opinion of counsel to that effect.

          11.     Governing Law.  This Agreement shall
be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Missouri applicable to agreements made and to be performed wholly within the State of Missouri.

          12.     Necessary Acts.  Executive agrees to
perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

          13.      Invalid Provisions.  In the event
that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

          14.     Notice.  Any notice or other
communication required or permitted to be given pursuant to the Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received when a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Optionee at his most recent address shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Secretary of the Company.

          IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as the date first written above.



           COMPREHENSIVE CARE CORPORATION

By  _____________________________________


Its __________________________



           OPTIONEE



           _______________________________
           Fred C. Follmer




               EXHIBIT A



Date Exercisable     Number of Shares and Price

Year One   2/2/94    125,000 at $1.00 per share

Year Two   2/2/95    125,000 at $1.50 per share

Year Three 2/2/96    125,000 at $2.00 per share

Year Four  2/2/97    125,000 at $2.00 per share